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                                      EXHIBIT 3

                                    TELIDENT, INC.

                               STOCK PURCHASE AGREEMENT

                                                            April 13, 1998


FAMCO III LIMITED LIABILITY COMPANY
600 South Highway 169
St. Louis Park, Minnesota 55426

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.
153 East 53rd Street, 51st Floor
New York, New York 10022

Gentlemen:

     In consideration of the agreement of FAMCO III LIMITED LIABILITY COMPANY ("FAMCO") and SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P. ("Special Situations Fund") (collectively, the "Purchasers") to purchase the Preferred Shares and the Warrants (both as hereinafter defined), as provided for herein, the undersigned Telident, Inc., a Minnesota corporation (the "Company"), hereby agrees with the Purchasers as follows:

     9. AUTHORIZATION OF SECURITIES. The Company proposes to (i) authorize, issue and sell to Purchasers 400,000 series III convertible preferred shares, to be issued pursuant to and be entitled to the benefits of the provisions of a certificate of designation (the "Certificate of Designation") substantially as set forth in Exhibit 1 hereto (the "Preferred Shares"), and (ii) authorize and issue to Purchasers 400,000 warrants to purchase shares of common stock of the Company, $.08 par value ("Common Stock") substantially in the form of Exhibit 2 hereto (the "Warrants"). The number of Preferred Shares and Warrants to be issued to each Purchaser shall be set forth opposite their names on Schedule 1 hereto.

     The term "Preferred Shares" as used herein shall mean the series III convertible preferred shares issued to the Purchasers, and all preferred shares of the Company issued in exchange or substitution therefor. The Preferred Shares shall be convertible into shares of the Company's Common Stock (such shares of Common Stock into which the Preferred Shares are convertible and all shares of Common Stock of the Company issued in exchange or substitution therefor being hereinafter sometimes referred to as the "Conversion Stock"),


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all as set forth in the Certificate of Designation.  The Preferred Shares
shall be subject in all respects to all of the provisions of the Certificate of Designation.

     The term "Warrants" as used herein shall mean the warrants issued to Purchasers, and all warrants issued in exchange or substitution therefor.
The term "Warrant Stock" as used herein shall mean the shares of Common Stock issuable upon exercise of the Warrants and all shares of Common Stock issued in exchange or substitution therefor.

     10. SALE AND PURCHASE OF SECURITIES. Subject to the terms and conditions hereof, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, the Preferred Shares at a purchase price of $2.50 per share (the "Per Share Purchase Price"). In addition, Purchasers shall receive 400,000 Warrants exercisable at a price per share of $3.125 (the "Warrant Exercise Price"). The aggregate purchase price for the Preferred Shares and the Warrants shall be $1,000,000.00 (the "Aggregate Purchase Price").

     11. CLOSING. On the date hereof, the parties shall execute and deliver to the other parties this Agreement, the Escrow Agreement (as defined below) and the Proceeds Agreement (as defined below). In addition, within one (1) business day after the date hereof, (i) the Company will deliver to Manchester Companies, Inc. to be held in escrow the stock certificate representing the Preferred Shares and the Warrant of FAMCO against confirmation of receipt of the portion of the Aggregate Purchase Price to be paid by FAMCO by wire transfer into the escrow account to be held in accordance with the terms of that certain Escrow Agreement dated April 13, 1998 to be entered into by and among the Company, FAMCO, and Manchester Companies, Inc. (the "Escrow Agreement"), substantially in the form of
Exhibit 3 attached hereto, and (ii) the Company will deliver to Hertzog, Calamari & Gleason to be held in escrow the stock certificate representing the Preferred Shares and the Warrant of Special Situations Fund against confirmation of receipt of the portion of the Aggregate Purchase Price to be paid by Special Situations Fund by wire transfer into an escrow account with Hertzog, Calamari & Gleason to be held in accordance with the terms of that certain Proceeds Agreement dated April 13, 1998 to be entered into by and among the Company and such Special Situations Fund (the "Proceeds Agreement"), substantially in the form of Exhibit 4 attached hereto.

     The sale to, and purchase by, the Purchasers of the Preferred Shares and the Warrants (the "Closing") shall occur one (1) business day after the satisfaction of all of the conditions of closing set forth in Section 7 hereof, but not later than May 8, 1998, or such other date as the Purchasers and the Company shall mutually agree upon (the "Closing Date"). This Agreement shall terminate on the earlier of (i) failure to satisfy all of such conditions by 5 p.m. New York time on May 8, 1998 or (ii) notification from NASDAQ as defined below that the Company's Common Stock will not continue to be listed on the NASDAQ SmallCap Market. Upon any such Closing or termination, the Aggregate Purchase Price

                               Page 20 of 87 Pages
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held in escrow pursuant to the Escrow Agreement and the Proceeds Agreement shall be released as provided therein.

     12.  RESTRICTION ON TRANSFER OF SECURITIES.

          12.1 RESTRICTIONS. The Preferred Shares and the Conversion Stock, and the Warrants and the Warrant Stock, are transferable only (a) if registered under the Securities Act of 1933, as amended (the "Securities Act"), (b) pursuant to Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, and (c) pursuant to any other legally available exemption from registration.

          12.2 (a) LEGEND. Each certificate representing Preferred Shares and each of the Warrants shall be endorsed with the following legend:

     The securities evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration.

Upon the conversion of any Preferred Shares or upon the exercise of any Warrant, unless the Company receives an opinion of counsel from the holder of such a security satisfactory to the Company to the effect that a sale, transfer, assignment, pledge or distribution of the Conversion Stock or Warrant Stock issuable upon such conversion or exercise may be made without registration, or unless such Conversion Stock or Warrant Stock is being disposed of pursuant to registration under the Securities Act and any applicable state act, the same legend shall be endorsed on the certificate evidencing such Conversion Stock or Warrant Stock.

          (b) STOP TRANSFER ORDER. A stop transfer order shall be placed with the Company's transfer agent preventing transfer of any of the securities referred to in paragraph (a) above pending compliance with the conditions set forth in any such legend.

          12.3 REMOVAL OF LEGEND. Any legend endorsed on a certificate or instrument evidencing a security pursuant to Section 4.2 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security, (a) in accordance with Section 4.2(a) hereof, (b) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect, or (c) if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

                               Page 21 of 87 Pages
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          12.4      REGISTER OF SECURITIES.  The Company or its duly
appointed agent shall maintain a separate register for the Preferred Shares and the Warrants in which it shall register the issuance and transfer of all Preferred Shares and Warrants. All transfers of Preferred Shares and Warrants shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual owner of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. The Company or its agent shall be required to record any such transfer when it receives (a) the security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing, and (b) the opinion of counsel referred to in Sections
4.2 and 4.3 hereof or evidence of compliance with the registration provisions referred to in those Sections.

     13.  REPRESENTATIONS AND WARRANTIES BY COMPANY.  Except as disclosed in
Exhibit 5 hereto, the Company represents and warrants to the Purchasers that:

          13.1 ORGANIZATION, STANDING ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has no subsidiaries. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to issue the Preferred Shares, the Conversion Stock, the Warrants and the Warrant Stock, and to otherwise perform its obligations under this Agreement and the Warrants. The copies of the Articles of Incorporation and Bylaws of the Company delivered to the Purchasers or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement. The Company does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture association or other business organization.

          13.2 QUALIFICATION. The Company is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

          13.3 CORPORATE ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and will be duly executed and delivered by authorized officers of the Company. All corporate action necessary for the authorization, creation, issuance and delivery of the Preferred Shares, the Conversion Stock and the Warrant Stock, and the execution and delivery of the Warrants, has been taken on the part of the Company, or will be taken by the Company on or prior to the Closing Date. This Agreement is, and each of the Warrants when executed and delivered

                               Page 22 of 87 Pages
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pursuant to the terms of this Agreement will be, a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

          13.4 FINANCIAL STATEMENTS. The unaudited balance sheet at December 31, 1997 together with the related statements of operations, stockholders' equity and cash flow for the quarter then ended contained in the Company's 10-QSB Report filed with the Securities and Exchange Commission (the "Commission") for the fiscal quarter ending December 31, 1997, and the audited balance sheet at June 30, 1997, together with the related statements of operations, stockholders' equity and cash flow for the year then ended, contained in the Company's 10-KSB Report filed with the Commission for the fiscal year ending June 30, 1997 (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at December 31, 1997 and June 30, 1997, respectively, and the results of its operations for the periods therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Specifically, but not by way of limitation, each balance sheet or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company as of their respective dates which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheet, and the omission of which would, in the aggregate, have a material adverse impact on the Company. The December 31, 1997 balance sheet includes appropriate reserves for all taxes and other liabilities accrued at such date but not yet payable.

          13.5 TAX RETURNS AND AUDITS. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. The Company does not have any tax liabilities except those reflected in the financial statements contained in its most recent 10-QSB Report filed with the Commission for the period ending on December 31, 1997 and those incurred in the ordinary course of business since December 31, 1997.

          13.6 CHANGES, DIVIDENDS, ETC. Except for the transactions contemplated by this Agreement, since December 31, 1997 the Company has not:
(a) incurred any debts,

                               Page 23 of 87 Pages
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obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (b) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (c) declared or made any payment or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so;
(d) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (e) sold, transferred or leased any of its assets except in the ordinary course of business; (f) increased the compensation payable to any of its officers or other employees, consultants or representatives by greater than $10,000; (g) canceled or compromised any debt or claim, or waived or released any right of material value; (h) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (i) entered into any transaction other than in the ordinary course of business; (j) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto; (k) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; or (l) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, results of operations or business of the Company since December 31, 1997.

          13.7 TITLE TO PROPERTIES AND ENCUMBRANCES. The Company has good and marketable title to all its owned properties and assets, and the properties and assets used in the conduct of its business, which properties and assets are not subject to any mortgage, pledge, lease, lien charge, security interest, encumbrance or restriction, except Permitted Liens (as hereinafter defined). "Permitted Liens" shall mean (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; and (b) liens in respect of pledges or deposits under worker's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's, landlord's and statutory and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith, and liens and encumbrances incidental to the conduct of the business of the Company or any subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

          13.8 LITIGATION; GOVERNMENTAL PROCEEDINGS. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the

                               Page 24 of 87 Pages
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Company, its properties, assets or business.  The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

          13.9 COMPLIANCE WITH APPLICABLE LAWS AND OTHER INSTRUMENTS. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities. To the knowledge of the Company, neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company. The Company is not in violation of its Articles of Incorporation or its Bylaws nor, in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect. To the knowledge of the Company all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default in any respect thereunder.

          13.10     PREFERRED SHARES AND CONVERSION STOCK; WARRANT STOCK.
The Preferred Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof, and the shares of Conversion Stock and Warrant Stock issuable upon conversion of the Preferred Shares or exercise of the Warrants have been reserved for issuance based upon the initial Conversion Price or Warrant Exercise Price, and when issued upon conversion or exercise will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof. The certificates representing the Preferred Shares to be delivered by the Company hereunder, and the certificates representing the Conversion Stock and Warrant Stock to be delivered upon the conversion of the Preferred Shares or exercise of the Warrants, will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof. "Conversion Price" shall mean such price at which the Preferred Shares are convertible into Common Stock pursuant to the Certificate of Designation.

          13.11 GOVERNMENTAL CONSENTS. Based in part upon the representations and warranties contained in Section 6.1 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the Warrants or the offer, issuance, sale or delivery of the Preferred Shares or the offer of the

                               Page 25 of 87 Pages
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Conversion Stock or the Warrant Stock other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Preferred Shares, the Warrants, the Conversion Stock and the Warrant Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

          13.12 CAPITAL STOCK. The authorized capital stock of the Company consists of 12,500,000 shares, of which 10,000,000 are designated as common shares, with a par value of $.08 per share (the "Common Stock"), and 2,500,000 are designated as preferred shares, with a par value of $.08 per share ("Preferred Stock"). Of the 2,500,000 shares of authorized Preferred Stock, 62,500 shares are designated Series I Convertible Preferred Stock ("Series I Preferred Stock") and 400,000 shares are designated as Series III Convertible Preferred Stock ("Series III Preferred Stock"). In addition, the Company has 127,600 shares of Common Stock reserved for issuance under its 1988 Stock Option Plan (the "Plan"). All outstanding shares of Common Stock and Series I Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Schedule 5.12A sets forth the Company's currently outstanding, reserved, and committed capital stock, options, shares reserved for issuance under the Plan, warrants, and the Company's 10% Convertible Debentures issued in September 1992 and originally due October 1, 1995, and 10% Series B Debentures issued May 1993 and originally due May 1, 1996 (collectively, the "Debentures"). Except as set forth in Schedule 5.12A, the Company has no outstanding securities convertible into or exchangeable for Common Stock or Preferred Stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise acquire any shares of its capital stock or securities convertible into or exchangeable therefor, or any shares reserved for issuance under stock option, employee benefit or other plans or otherwise. Except as provided in the Certificate of Designation or otherwise required by law, all shares of capital stock of the Company vote as a single class on all matters submitted to the Company's shareholders. Schedule 5.12B sets forth the Company's outstanding, reserved, and committed capital stock, options, shares reserved for issuance under the Plan, warrants, and Debentures after the Closing. There currently are no shares of Series II Preferred Stock authorized and available for issuance.

          13.13 NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against or upon the Company or any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Company will defend and indemnify and hold each Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

                               Page 26 of 87 Pages
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          13.14     REGISTRATION RIGHTS.  Other than under this Agreement,
the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

          13.15 REGISTRATION STATEMENT. To the knowledge of the Company, there exist no facts or circumstances that would inhibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Preferred Shares, the Conversion Stock and the Warrant Stock.

          13.16 NASDAQ. The Company's Common Stock is listed on The Nasdaq SmallCap Market and, after giving effect to the transactions contemplated by this Agreement, satisfies all applicable requirements of NASDAQ for such listing, including, without limitation, all applicable requirements of the Nasdaq Marketplace Rule 4300 Series (Qualification Requirements for NASDAQ Stock Market Securities). The Company will use all reasonable efforts to cause the Common Stock to continue to be so listed.

          13.17 SEC REPORTS. The Company has timely filed all forms, reports, statements (including proxy statements) and schedules with the Commission required to be filed pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act") or other federal securities laws (the "SEC Reports"). The SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or other federal securities laws and did not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments. The Company has registration statements on file with the Commission which are set forth on Schedule 5.17.

          13.18 DISCLOSURE. The Company has not knowingly withheld from the Purchasers any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

                               Page 27 of 87 Pages
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          13.19     CONSENTS.  All consents, permits and waivers necessary
for the Company to perform its obligations under this Agreement have been obtained and any necessary filings have been made, except for the filing of the Certificate of Designation which shall be filed and effective prior to the Closing.

          13.20 ANTI-DILUTION SHARES. The issuance of the Preferred Shares, the Conversion Stock, the Warrants and the Warrant Stock will not result in the issuance of any additional shares of the capital stock of the Company or any triggering of any other rights of first refusal or anti-dilution, preemptive or similar rights contained in any options, warrants, debentures, other securities or agreements or commitments of the Company. All rights of first refusal, anti-dilution or similar rights with respect to the issuance of the Preferred Shares, the Warrants, the Conversion Stock and the Warrant Stock have been validly waived.

     14. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each of the Purchasers represents and warrants for itself that:

          14.1      INVESTMENT INTENT.    The Preferred Shares being acquired
by each Purchaser hereunder are being purchased, and the Conversion Stock and the Warrant Stock acquired by each Purchaser upon conversion of such Preferred Shares or exercise of the Warrants will be acquired, for such Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or pursuant to registration as contemplated by Section 11 of this Agreement. Such Purchaser understands that the Preferred Shares and the Conversion Stock, and the Warrants and the Warrant Stock, have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company upon this exemption is predicated in part upon this representation and warranty. Such Purchaser further understands that the Preferred Shares and Conversion Stock, and the Warrants and the Warrant Stock, may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

          Such Purchaser understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act, and that in any event such Purchaser may not sell any securities pursuant to Rule 144 prior to the expiration of a one-year period after such Purchaser has acquired the securities.

          14.2 LOCATION OF PRINCIPAL OFFICE AND ACCESS TO COMPANY RECORDS. The state in which each Purchaser's principal office is located is set forth in
Section 14 of this

                               Page 28 of 87 Pages
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Agreement.  Such Purchaser has been provided with documents requested by it, and access to the Company's executive officers has been provided to such Purchaser or to such Purchaser's qualified agents.

          14.3 ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary action on the part of such Purchaser, has been duly executed and delivered by such Purchaser, and is a valid and binding agreement upon the part of such Purchaser.

          14.4 NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Such Purchaser will defend and indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Purchaser in connection with the transactions contemplated by this Agreement.

     15. CONDITIONS OF EACH PURCHASER'S OBLIGATION. The obligation to purchase and pay for the Preferred Shares and the Warrants which each Purchaser has agreed to purchase on the Closing Date is subject to the fulfillment, or waiver by each Purchaser, prior to or on the Closing Date of the following conditions.

          15.1 NO ERRORS, ETC. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

          15.2 COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

          15.3 CERTIFICATE OF OFFICER. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date, executed by the President of the Company and certifying to the satisfaction of the conditions specified in Sections 7.1, 7.2, 7.5 and 7.7 hereof.

          15.4 OPINION OF COMPANY'S COUNSEL. The Company shall have delivered to each Purchaser an opinion of Briggs and Morgan, P.A., counsel for the Company, dated as of the Closing Date, to the effect that:

               (a) The Company is a duly and validly organized and existing corporation in good standing under the laws of the State of Minnesota; has the corporate power and authority to enter into this Agreement, the Escrow

                               Page 29 of 87 Pages

          Agreement, the Proceeds Agreement and the Warrants, to issue and sell the Preferred Shares, the Warrants, the Conversion Stock and the Warrant Stock as contemplated by this Agreement, and to carry out the provisions of this Agreement, the Escrow Agreement and the Proceeds Agreement; and has the corporate power and authority to own and hold its properties owned and leased and to carry on the business in which it is engaged.

               (b) Neither the execution nor delivery of, nor the performance of or compliance with, the Agreement, the Escrow Agreement or the Proceeds Agreement nor the consummation of the transactions contemplated therein will violate the Articles of Incorporation or Bylaws of the Company.

               (c) To our knowledge, there are no legal actions, suits, arbitration or other legal, administrative or governmental proceedings or investigations pending or threatened against the Company, except for the pending NASDAQ inquiry into the continued listing of the Company's Common Stock on the NASDAQ SmallCap Market.

               (d) This Agreement, the Warrants, the Escrow Agreement and the Proceeds Agreement have been duly authorized, executed and delivered by the Company, and are legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

               (e) The Certificate of Designation, substantially in the form set forth as Exhibit 1 hereto, has been duly adopted by all necessary corporate action, and has been duly filed with the Secretary of State of the State of Minnesota (no other or additional filing or recording being necessary in order to perfect the rights and privileges of the holders of the Preferred Shares).

               (f) The Preferred Shares are entitled to the rights, preferences and provisions of the Certificate of Designation, subject to any limitations contained therein.

               (g) The Preferred Shares have been duly authorized, validly issued and delivered by the Company and are fully paid and nonassessable. The Conversion Stock issuable upon conversion of the Preferred Shares has been reserved for issuance, and when issued upon conversion will be duly authorized, validly issued, fully paid and nonassessable. The Warrant Stock

                               Page 30 of 87 Pages
          issuable upon exercise of the Warrants has been reserved for issuance, and when issued upon exercise will be duly authorized, validly issued, fully paid and nonassessable.

               (h) All corporate proceedings required by law or by the provisions of this Agreement, the Escrow Agreement and the Proceeds Agreement to be taken by the Board of Directors and the stockholders of the Company on or prior to the Closing Date in connection with the execution and delivery of this Agreement, the Escrow Agreement, the Proceeds Agreement and the Warrants have been duly and validly taken.

               (i) Assuming the accuracy of the representations of the Purchasers set forth in Section 6 hereof, the execution and delivery of the Warrants, the offer, sale, issuance and delivery of the Preferred Shares and the Warrants and the offer of the Conversion Stock and the Warrant Stock to the Purchasers through conversion or exercise by them of the Preferred Shares or the Warrants under the circumstances contemplated by the Certificate of Designation, the Warrants and this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, and all registrations, qualifications, permits and approvals, if any, required under applicable state securities laws for the lawful execution and delivery of the Warrants and offer, sale, issuance and delivery of the Preferred Shares, the Warrants, the Conversion Stock and the Warrant Stock, have been obtained.

          15.5 QUALIFICATION UNDER STATE SECURITIES LAWS. All registrations, qualifications, permits or approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the Warrants and the offer, sale, issuance and delivery of the Preferred Shares and the Warrants shall have been obtained.

          15.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to each Purchaser and its counsel.

          15.7 CONSENTS AND WAIVERS. The Company shall have obtained any and all authorizations, consents, permits and waivers and made any filings, including, without limitation, any filings with Nasdaq, necessary or appropriate for consummation of the transactions contemplated by this Agreement.

          15.8 SERIES II PREFERRED STOCK CERTIFICATE OF DESIGNATION. The Company shall have filed with the Minnesota Secretary of State a termination of the Certificate of

                               Page 31 of 87 Pages

Designation as to the Series II Preferred Stock which was filed with the Minnesota Secretary of State on November 2, 1994.

          15.9 SERIES III PREFERRED STOCK CERTIFICATE OF DESIGNATION. The Company shall have filed with the Minnesota Secretary of State the Certificate of Designation and such Certificate of Designation shall have become effective.

          15.10 AGGREGATE INVESTMENT. The aggregate number of Preferred Shares purchased hereunder by all Purchasers shall be 400,000.

          15.11 NASDAQ APPROVAL. In connection with the pending NASDAQ inquiry into the continued listing of the Common Stock, the Company shall have received and provided to the Purchasers prior to 5 p.m. New York Time on May 8, 1998, written notification from NASDAQ satisfactory to the Purchasers, that the Company's Common Stock will continue to be listed on the NASDAQ SmallCap Market.

     16.  COVENANTS.  The Company covenants and agrees that:

          16.1 CORPORATE EXISTENCE. The Company will maintain its corporate existence in good standing, qualify and remain qualified in each jurisdiction in which failure to so qualify would have a material adverse impact on the Company or its business or operations, and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

          16.2 BOOKS OF ACCOUNT AND RESERVES. The Company will keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

          16.3 FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION. The Company will deliver to each Purchaser:

                               Page 32 of 87 Pages

               (a) all of the Company's 10-QSB Reports as soon as practicable after the filing of such Reports with the Commission;

               (b) all of the Company's 10-KSB Reports as soon as practicable after the filing of such Reports with the Commission;

               (c) as soon as practicable after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company or any of its subsidiaries made by such accountants;

               (d) as soon as practicable after the transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to stockholders of the Company or to any national securities exchange or Nasdaq and, as soon as practicable after the release thereof, copies of all press releases and other information publicly distributed by the Company; and

               (e) as soon as practicable, such other financial data relating to the business, affairs and financial condition of the Company and any subsidiaries as is available to the Company and as from time to time the Purchasers may reasonably request.

          16.4 APPLICATION OF PROCEEDS. Unless otherwise approved by the Purchasers, the Aggregate Purchase Price shall be used for working capital purposes and expenses related to this transaction.

          16.5 FILING OF REPORTS. The Company will file timely all SEC Reports with the Commission required to be filed pursuant to the Exchange Act or other federal securities laws. The SEC Reports shall comply in all material respects with all applicable requirements of the Exchange Act and will not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          16.6 RESERVATION OF SHARES; AUTHORIZED SHARES. The Company shall, from and at all times after the Closing, maintain a reserve of authorized shares of Common Stock sufficient to cover the conversion of the Preferred Shares and the issuance of the Warrant Stock.

                               Page 33 of 87 Pages

          16.7 NASDAQ REQUIREMENTS. The Company shall use its best efforts to continue to meet the requirements for the listing of its Common Stock on The Nasdaq SmallCap Market.

          16.8 SERIES III PREFERRED STOCK CERTIFICATE OF DESIGNATION. The Company shall file prior to the Closing with the Minnesota Secretary of State the Certificate of Designation and take such action to cause the Certificate of Designation to become effective.

     17.  THE PREFERRED SHARES.

          17.1 CONVERSION OF PREFERRED SHARES. Any holder of Preferred Shares may, at its option, at any time and from time to time, convert such Preferred Shares, or any thereof, into Conversion Stock at the rate and upon the terms and conditions and subject to the adjustments set forth in the Certificate of Designation.

          17.2 STOCK FULLY PAID: RESERVATION OF SHARES. The Company covenants and agrees that all Conversion Stock that may be issued upon conversion of the Preferred Shares will, upon issuance in accordance with the terms of the Certificate of Designation, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for the purpose of issue upon the conversion of the Preferred Shares.

     18.  THE WARRANTS.

          18.1 EXERCISE OF WARRANTS. For a period of two (2) years from the Closing Date, any holder of any Warrants may, at its option, at any time and from time to time, exercise such Warrants, or any portion thereof, upon the terms and conditions and subject to the adjustments set forth in the Warrants.

          18.2 STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of the Warrants will, upon issuance in accordance with the terms of the Warrants, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person.

     19.  REGISTRATION OF STOCK.

          19.1 REQUIRED REGISTRATION. Within 30 days of the Closing, the Company shall prepare and file one registration statement under the Securities Act (the "Resale Registration Statement") covering all of the shares of Conversion Stock and Warrant Stock (collectively, the "Registrable Securities") and shall use its best efforts (i) to cause such

                               Page 34 of 87 Pages

Resale Registration Statement to be declared effective by the Commission for such Registrable Securities as soon as practicable thereafter and (ii) to keep the Resale Registration Statement continuously effective until the earliest of (x) the date on which the Purchasers no longer hold or have the right to acquire any Registrable Securities or (y) the third anniversary of the effective date of the Resale Registration Statement, or such earlier date at which Rule 144(k) under the Securities Act (or any successor rule thereto) enables each holder of Registrable Securities to sell all of its Registrable Securities without restriction under the Securities Act.

          19.2 INCIDENTAL REGISTRATION. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Company will promptly give written notice of its determination to all record holders of Purchased Stock (as hereinafter defined). Upon the written request of a record holder of any shares of Purchased Stock given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all the shares of Conversion Stock and Warrant Stock, the Purchasers or record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Conversion Stock or Warrant Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities at the Company's expense. If any registration pursuant to this Section 11.2 shall be underwritten in whole or in part, the Company may require that the Conversion Stock or Warrant Stock requested for inclusion pursuant to this
Section 11.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Conversion Stock or Warrant Stock requested for inclusion pursuant to this Section 11.2 would constitute more than 25 % of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Conversion Stock or Warrant Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Conversion Stock and Warrant Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration, provided, however, that after any such required reduction the Conversion Stock and Warrant Stock to

                               Page 35 of 87 Pages
be included in such offering shall constitute at least 25% of the total number of shares to be included in such offering. "Purchased Stock" shall mean the Preferred Shares, the Conversion Stock, the Warrants, the Warrant Stock, and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets.

          19.3 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 11.1 or 11.2 hereof to effect the registration of Registrable Securities under the Securities Act, the Company will:

          (a) prepare and file with the Commission a registration statement (a "Registration Statement") with respect to such Registrable Securities, and use its best efforts to cause such Registration Statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three years in the case of a registration pursuant to Section
     11.1 and nine months in the case of a registration pursuant to Section
     11.2 (subject to extension as set forth in the last paragraph of this Section 11.3);

          (b) prepare and file with the Commission such amendments to such Registration Statement and supplements to such Registration Statement and the Prospectus contained therein (a "Prospectus") as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three years in the case of a registration pursuant to
     Section 11.1 and nine months in the case of a registration pursuant to
     Section 11.2, and to comply with the provision of the Securities Act (subject to extension as set forth in the last paragraph of this Section 11.3);

          (c) use its best efforts to register and qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (d) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such

                               Page 36 of 87 Pages

     Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

          (e) notify such holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

          (f) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (g) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (h) advise such holders (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following expiration of the Suspension Period (as defined

                               Page 37 of 87 Pages
     below), the Company shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (i) furnish to such holders such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents, as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

          (j) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; and

          (k) use its best efforts to secure the listing of the Registrable Securities covered by a registration statement on the NASDAQ SmallCap Market (or the principal exchange, market or system on which the Company's Common Stock shall then be listed or traded).

          Upon receipt of any notice (a "Suspension Notice") by a holder from the Company of the happening of any event of the kind described in Section 11.3(h)(ii), (iii) or (v), a holder shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 11.3(h) or until the holder is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, will, or will request any broker-dealer acting as holder's agent to, deliver to the Company (at the Company expense) all copies, other than permanent file copies then in the holder's or broker-dealer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; PROVIDED, HOWEVER, that in no event shall the period from the date on which the holder receives a Suspension Notice to the date on which the holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by
Section 11.3(h), and any additional or supplemental filings incorporated therein by reference (the "Suspension Period"), exceed 60 days. The period during which the Company is required under this Agreement to keep any Registration Statement filed pursuant to Section 11.1 or 11.2 effective shall be extended by the number of days during a period that the Registration Statement required to be filed under Section 11.1 of the

                               Page 38 of 87 Pages

Agreement is subject to a stop order or is otherwise not in effect or the holder is advised that the prospectus included therein contains a material misstatement or omission.

          19.4 EXPENSES. Except as provided in this Section 11.4, with respect to the registration pursuant to Section 11.1 hereof and with respect to each inclusion of shares of Conversion Stock and Warrant Stock in a Registration Statement pursuant to Section 11.2 hereof, the Company shall bear all fees, costs and expenses except expenses of counsel and accountants for the selling securities holders.

          19.5 INDEMNIFICATION. In the event that any Conversion Stock or Warrant Stock is included in a Registration Statement under Section 11.1 or 11.2 hereof:

          (a) The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a Registration Statement pursuant to the provisions of this Section 11, its directors, officers, partners and affiliates, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder, director, officer, partner and affiliate and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense (including reasonable attorneys' fees) to which such holder, director, officer, partner or affiliate or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses (including reasonable attorneys' fees) are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

          (b) Each holder of Registrable Securities which are included in a Registration Statement pursuant to the provisions of this Section 11 will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any

                               Page 39 of 87 Pages
     underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

          (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 11.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will relieve such indemnifying party of liability, but only to the extent that such indemnifying party is prejudiced with respect to a specific claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the

                               Page 40 of 87 Pages
     indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 11.5 shall be unavailable to hold harmless an indemnified party in respect of any loss, damage, liability, cost or expenses (including reasonable attorneys' fees) under the Securities Act or otherwise, then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, damage, liability, cost or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement or omissions that resulted in such loss, damage, liability, cost or expenses (including reasonable attorneys' fees) as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED that in no event shall any contribution under this subsection (d) by any holder exceed the gross proceeds from the offering received by such indemnifying party. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of the Company and the holders under this
     Section 11.5 will survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise.

     20. GENERAL INDEMNITY. The Company will indemnify and hold harmless the Purchasers, and their respective officers, directors, general partners, employees, agents and affiliates, from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by any of such indemnified parties in any way relating to, arising out of or resulting from (i) the breach of any of the representations or warranties made by the Company in this Agreement and (ii) the breach or the failure of

                               Page 41 of 87 Pages
performance by the Company of any of its covenants or agreements to be performed under this Agreement.

     21. CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the Purchasers owning or having the right to acquire 66.67% of the Conversion Stock and the Warrant Stock.

     22. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and

          (a) if to FAMCO III, LIMITED LIABILITY COMPANY, addressed to 600 South Highway 169, St. Louis Park, Minnesota 55426, or to such other address as such holder may specify by written notice to the Company, or

          (b) if to SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P., addressed to 153 East 53rd Street, 51st Floor, New York, New York 10022, or to such other address as such holder may specify by written notice to the Company, or

          (c) if to the Company, addressed to the Company, One Main Street SE, Suite 85, Minneapolis, Minnesota 55414, attention President, or to such other address as the Company may specify by written notice to the Purchasers, and

          (d) such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given upon: personal delivery; five (5) days after deposit in the United States Mail, certified or registered (return receipt requested); one (1) business day after deposit with a nationally recognized overnight courier (prepaid) or one (1) business day after transmission by facsimile and receipt of confirmation of receipt by sender.

     23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties contained herein shall survive the execution and delivery of this Agreement for a period of five (5) years.

     24. PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Stock. The Company cannot assign this Agreement, or its rights or obligations hereunder.

                               Page 42 of 87 Pages

     25. HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     26. CHOICE OF LAW. It is the intention of the parties that the laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     27. COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     28. FURTHER INSTRUMENTS. From time to time, each party hereto will execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     29. INTEGRATION; ENTIRE AGREEMENT. This Agreement, including and incorporating all schedules and exhibits attached hereto, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes in its entirety any and all prior agreements, whether written or oral, among the parties with respect to the subject matter hereof.

     30. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                               Page 43 of 87 Pages

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

                                   Very truly yours,

                                   TELIDENT, INC.


                                   /S/ W. Edward McConaghay
                                   -----------------------------------------
                                   W. Edward McConaghay, President and Chief
                                   Executive Officer


The foregoing Agreement is hereby
accepted as of the date first above
written.

FAMCO III LIMITED LIABILITY COMPANY

By: Family Financial Strategies, Inc.
       Its: Manager

By: /s/ John Wunsch
   -------------------------
      John Wunsch
      Its: President

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By: MG Advisers LLC
       Its: General Partner

 /s/ Austin Marxe
----------------------------
By: Austin Marxe
      Its: Member

                               Page 44 of 87 Pages

                                   SCHEDULE 1

----------------------------------------------------------------------------
    NAME OF              NUMBER OF             NUMBER OF
   PURCHASER             PREFERRED              WARRANTS         PURCHASE
                     SHARES PURCHASED          PURCHASED           PRICE
----------------------------------------------------------------------------
 FAMCO III Limited         200,000              200,000           $500,000
 Liability
 Company
----------------------------------------------------------------------------
 Special Situations        200,000              200,000           $500,000
 Private Equity
 Fund, L.P.
----------------------------------------------------------------------------

                               Page 45 of 87 Pages

                                  SCHEDULE 5.12A

             CURRENTLY OUTSTANDING, RESERVED AND COMMITTED SECURITIES

CAPITAL STOCK                                OUTSTANDING, RESERVED OR UNDERLYING
                                                 SHARES ON A FULLY DILUTED BASIS
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,786,735

Series I Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . .  37,500

Series II Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . 0

     Subtotal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,824,235

STOCK OPTIONS AND PLAN RESERVES

Stock Options issued pursuant to 1988 Stock Option Plan (the "Plan") . . 116,849

Remaining Shares reserved under the Plan . . . . . . . . . . . . . . . . .10,751
                                                                          ------

     Subtotal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127,600

WARRANTS

Warrant dated October 1995 issued to Okabena Partnership K . . . . . . . .37,500

Preemptive rights dated January 1996 issued to holders of 10% Series B
Convertible Debentures issued in May 1993. . . . . . . . . . . . . . . . . . .25

Warrants dated May 1996 issued to parties providing bridge financing . . .31,250

Warrant dated June 1996 issued to Mr. Sheffert . . . . . . . . . . . . . .12,500

Warrant dated August 1996 issued to R.J. Steichen. . . . . . . . . . . . .28,750

Warrant dated September 1997 issued to Mr. Sheffert. . . . . . . . . . . .12,500

Warrants dated July 1997 issued to former holders of 10% Convertible
Debentures dated October 1992, and originally due October 1, 1995, and 10% Series B Convertible Debentures dated May 1993, and

                               Page 46 of 87 Pages

originally due May 1, 1996 . . . . . . . . . . . . . . . . . . . . . . . .97,475

Warrant dated July 1997 issued to Family Financial Strategies. . . . . . 312,500

Warrant dated February 25, 1998 issued to Mack Traynor . . . . . . . . . 100,000
                                                                         -------

     Subtotal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 632,500

DEBENTURES

10% Convertible Debentures dated October 1992, and originally due October 1, 1995, and 10% Series B Convertible Debentures
dated May 1993, and originally due May 1, 1996,
all of which mature July 15, 1997
and the cumulative face value of which is $50,000. . . . . . . . . . . . . 3,157
                                                                           -----

     Subtotal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,157

TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,587,491
                                                                       ---------
                                                                       ---------

                               Page 47 of 87 Pages

                                    SCHEDULE 5.12B

             OUTSTANDING, RESERVED AND COMMITTED SECURITIES AFTER CLOSING


CAPITAL STOCK                                OUTSTANDING, RESERVED OR UNDERLYING
                                                 SHARES ON A FULLY DILUTED BASIS
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,786,735

Series I Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . .  37,500

Series II Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . 0

Series III Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . 400,000

     Subtotal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,224,235

STOCK OPTIONS AND PLAN RESERVES

Stock Options issued pursuant to 1988 Stock Option Plan (the "Plan") . . 116,849

Remaining Shares reserved under the Plan . . . . . . . . . . . . . . . . .10,751
                                                                          ------

     Subtotal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127,600

WARRANTS

Warrant dated October 1995 issued to Okabena Partnership K . . . . . . . .37,500

Preemptive rights dated January 1996 issued to holders of 10% Series B
Convertible Debentures issued in May 1993. . . . . . . . . . . . . . . . . . .25

Warrants dated May 1996 issued to parties providing bridge financing . . .31,250

Warrant dated June 1996 issued to Mr. Sheffert . . . . . . . . . . . . . .12,500

Warrant dated August 1996 issued to R.J. Steichen. . . . . . . . . . . . .28,750

Warrants dated July 1997 issued to former holders of 10% Convertible
Debentures dated October 1992, and originally due October 1, 1995, and 10% Series B Convertible Debentures dated May 1993, and
originally due May 1, 1996 . . . . . . . . . . . . . . . . . . . . . . . .97,475


                               Page 48 of 87 Pages



Warrant dated September 1997 issued to Mr. Sheffert. . . . . . . . . . . .12,500

Warrant dated July 1997 issued to Family Financial Strategies. . . . . . 312,500

Warrant dated February 25, 1998 issued to Mack Traynor . . . . . . . . . 100,000

Warrants dated April 1998 issued to FAMCO III Limited
Liability Company and Special Situations Private Equity Fund, L.P. . . . 400,000
                                                                         -------

     Subtotal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,032,500

DEBENTURES

10% Convertible Debentures dated October 1992, and originally due October 1, 1995, and 10% Series B Convertible Debentures
dated May 1993, and originally due May 1, 1996,
all of which mature July 15, 1997
and the cumulative face value of which is $50,000. . . . . . . . . . . . . 3,157
                                                                           -----

     Subtotal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,157

TOTAL SHARES OUTSTANDING OR RESERVED . . . . . . . . . . . . . . . . . 4,387,491
                                                                       ---------
                                                                       ---------

TOTAL SHARES AUTHORIZED. . . . . . . . . . . . . . . . . . . . . . .  12,500,000

     Total Authorized Shares of Preferred Stock. . . . . . . . . . . . 2,500,000

     Total Authorized Shares of Common Stock . . . . . . . . . . . . .10,000,000
                                                                      ----------

                               Page 49 of 87 Pages

                                 SCHEDULE 5.17

               REGISTRATION STATEMENTS ON FILE WITH THE COMMISSION


The Company currently has the following registration statements on file with the Commission:

     1.   Final Prospectus, dated May 14, 1997 (Registration No. 333-99054);

     2. Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 on Form S-3, filed with the Commission on May 1, 1997 (Registration
          No. 333-99054);

     3.   Final Prospectus, dated August 13, 1996 (Registration No. 33-04311);

     4.   Pre-Effective Amendment to Registration Statement on Form SB-2
          (Registration No. 33-04311), filed with the Commission on August 8,
          1996;

     5.   Pre-Effective Amendment to Registration Statement on Form SB-2
          (Registration No. 33-04311), filed with the Commission on May 22,
          1996;

     6.   Final Prospectus, dated April 16, 1996 (Registration No. 333-01804);

     7.   Pre-Effective Amendment to Registration Statement on Form SB-2
          (Registration No. 333-01804), filed with the Commission on April 4,
          1996;

     8.   Pre-Effective Amendment to Registration Statement on Form SB-2
          (Registration No. 333-01804), filed with the Commission on February
          29, 1996;

     9.   Final Prospectus, dated January 26, 1996 (Registration No. 33-99054);

     10.  Pre-Effective Amendment to Registration Statement on Form SB-2
          (Registration No. 33-99054), filed with the Commission on January 16,
          1996;

     11.  Pre-Effective Amendment to Registration Statement on Form SB-2
          (Registration No. 33-99054), filed with the Commission on December 27,
          1995;

                               Page 50 of 87 Pages

     12.  Pre-Effective Amendment to Registration Statement on Form SB-2
          (Registration No. 33-99054), filed with the Commission on November 7,
          1995.

     13.  Final Prospectus, dated November 25, 1991 (Registration No. 33-41513);

     14.  Pre-Effective Amendment to Registration Statement on Form S-1
          (Registration No. 33-41513), filed with the Commission on November 25,
          1991;

     15.  Pre-Effective Amendment to Registration Statement on Form S-1
          (Registration No. 33-41513), filed with the Commission on November 18,
          1991;

     16.  Pre-Effective Amendment to Registration Statement on Form S-1
          (Registration No. 33-41513), filed with the Commission on October 15,
          1991;

     17.  Pre-Effective Amendment to Registration Statement on Form S-1
          (Registration No. 33-41513), filed with the Commission on July 1,
          1991;

     18.  Post-Effective Amendment No. 2 to Registration Statement on Form S-18
          (Registration No. 33-25922), filed with the Commission May 21, 1991;

     19.  Post-Effective Amendment No. 1 to Registration Statement on Form S-18
          (Registration No. 33-25922), filed with the Commission May 21, 1991;

     20.  Final Prospectus, dated July 10, 1989 (Registration No. 33-25922);

     21.  Pre-Effective Amendment to Registration Statement on Form S-18
          (Registration No. 33-25922), filed with the Commission on May 23,
          1989;

     22.  Pre-Effective Amendment to Registration Statement on Form S-18
          (Registration No. 33-25922), filed with the Commission on May 22,
          1989;

     23.  Pre-Effective Amendment to Registration Statement on Form S-18
          (Registration No. 33-25922), filed with the Commission on March 29,
          1989;

     24.  Pre-Effective Amendment to Registration Statement on Form S-18
          (Registration No. 33-25922), filed with the Commission on December 22,
          1988;

                               Page 51 of 87 Pages

                                    EXHIBIT 1
                                  TELIDENT, INC.

                            CERTIFICATE OF DESIGNATION
                    OF SERIES III CONVERTIBLE PREFERRED STOCK

     I, the undersigned, as President and Chief Executive Officer of Telident, Inc., a Minnesota corporation (the "Corporation"), do hereby certify that the Board of Directors of the Corporation unanimously resolved, on April 8, 1998, to establish a class of Preferred Stock as permitted in
Article III of the Corporation's Articles of Incorporation, as amended, in accordance with the following resolutions:
     RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to issue 400,000 shares of the Corporation's Preferred Stock and Warrants to purchase 400,000 shares of Common Stock of the Corporation to the Purchasers identified in that certain Stock Purchase Agreement dated April 13, 1998 by and among the Corporation and the Purchasers named therein (the "Stock Purchase Agreement"), in consideration for which the Purchasers shall pay the Corporation $1,000,000.00, such amount to be paid by wire transfer concurrently with the issuance of the Corporation's stock certificates representing said shares and the warrants.

     FURTHER RESOLVED, that such shares of Preferred Stock shall be referred to and designated as the Series III Convertible Preferred Stock of the Corporation (the "Series III Preferred Stock") and shall have the following relative rights and preferences:

                                   ARTICLE 31.

     TERMS OF THE SERIES III CONVERTIBLE PREFERRED STOCK:

     1.   VOTING PRIVILEGES.

     a. GENERAL. Each holder of Series III Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder's shares of Series III Preferred Stock are then convertible, as hereinafter provided. Except as provided herein or as otherwise required by agreement or law, all shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the stockholders.

     b. NO CUMULATIVE VOTING. No holder of shares of Series III Preferred Stock of the Corporation shall have any cumulative voting rights.

                               Page 52 of 87 Pages

     c. MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF ASSETS. Without the affirmative vote or written consent of the holders (acting together as a class) of 66.67% of the shares of Series III Preferred Stock at the time outstanding, the Corporation shall not enter into any agreement or understanding to (i) merge or consolidate the Corporation into or with another corporation, (ii) merge or consolidate any other corporation into or with the Corporation, (iii) effectuate a plan of exchange between the Corporation and any other corporation, (iv) sell, transfer or dispose of all or substantially all of the assets of the Corporation; (v) amend this Certificate of Designation; or (vi) issue any shares of the Corporation's capital stock which have rights and preferences greater than those of the Series III Preferred Stock.

     2.   DIVIDENDS.

     In the event any dividend or distribution is declared or made with respect to outstanding shares of Common Stock or series I convertible preferred stock, a comparable dividend or distribution must be simultaneously declared or made with respect to the outstanding shares of Series III Preferred Stock. In the event any dividend or distribution is declared or made with respect to the Common Stock or the series I convertible stock, each holder of shares of Series III Preferred Stock shall be paid such comparable dividend or receive such comparable distribution on the basis of the number of shares of Common Stock into which such holder's shares of such Series III Preferred Stock are then convertible, as hereinafter provided.

     Dividends on shares of capital stock of the Corporation shall be payable only out of funds legally available therefor.

     3.   OTHER TERMS OF THE SERIES III PREFERRED STOCK.

     a. LIQUIDATION PREFERENCE. In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series III Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to the Per Share Purchase Price (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation payment shall be made to the holders of shares of Series III Preferred Stock in the amounts herein fixed pari passu with series I convertible preferred stock and before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of shares of the Corporation ranking junior to the Series III Preferred Stock with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series III Preferred Stock the full amounts to which they respectively shall be

                               Page 53 of 87 Pages
entitled, the holders of such shares shall share pro rata in any such distribution in proportion to the full amounts to which such holders would otherwise be entitled.

     Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series III Preferred Stock to convert such shares at any time and from time to time in accordance with subparagraph (2) below.

     b. CONVERSION RIGHT. At the option of the holders thereof, all or any portion of the shares of Series III Preferred Stock shall be convertible, at the office of the Corporation (or at such other office or offices, if any, as the Board of Directors may designate). Upon any such conversion, each share of Series III Preferred Stock which a holder elects to convert shall be converted into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation equal to the quotient of (x) the Per Share Purchase Price (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) of such share of Series III Preferred Stock, divided by (y) the lesser of (i) the Conversion Price (as hereinafter defined) or (ii) if the average of the closing bid price for the shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) on the ten (10) trading days prior to the date that the Corporation receives written notice of conversion from such holder of such Series III Preferred Stock (the"Average Price") is less than the Per Share Purchase Price (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), then 80% of such Average Price. The initial Conversion Price shall be the Per Share Purchase Price; such Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. The following provisions shall govern such right of conversion:

     a. In order to convert shares of Series III Preferred Stock into shares of Common Stock of the Corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Series III Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. Within two (2) business days after delivery of a conversion notice, the Corporation shall issue and deliver or cause to be issued and delivered to the holder a certificate or certificates for the number of shares of Common Stock of the Corporation issuable upon such conversion. If the holder shall elect to convert only a portion of the shares of Series III Preferred Stock, the

                               Page 54 of 87 Pages

          Corporation shall deliver, within two (2) business days of the conversion notice, a new stock certificate representing the balance of the shares represented by the surrendered certificate which shall not have been converted.

     b. Except for (i) options to purchase shares of Common Stock pursuant to the Corporation's 1988 Stock Option Plan adopted by the Corporation which are outstanding as of the date hereof and except for shares of Common Stock issued upon the exercise of such options granted pursuant to such plan and (ii) shares of Common Stock issued upon conversion of the Series III Preferred Stock or exercise of the Warrants issued to the holders of the Series III Preferred Stock pursuant to the Stock Purchase Agreement or other warrants, or rights to purchase or convert into securities of the Corporation, outstanding as of the date hereof, if and whenever the Corporation shall issue or sell any additional shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to such lesser price as is determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined in accordance with this paragraph 2) for the issuance or sale of such additional shares would purchase at the Conversion Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares.

               For the purposes of this subparagraph (b), the following provisions (1) to (3), inclusive, shall also be applicable:

          (1) In case at any time the Corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock of the Corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as

                               Page 55 of 87 Pages
               consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (2) In case the Corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such

                               Page 56 of 87 Pages

               Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph (b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (3) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for

                               Page 57 of 87 Pages
               purposes of subparagraph (f) below, shall be made after giving effect to such adjustment of the Conversion Price.

     c. In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (d) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Series III Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Series III Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since the issuance of such shares of Series III Preferred Stock, such holder (i) had been the record holder of the number of shares of Common Stock then received, and
          (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

     d. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     e. If (i) the purchase price provided for in any right or option referred to in clause (1) of subparagraph (b), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (1) or clause (2) of subparagraph (b), or (iii) the rate at which any Convertible Securities referred to in clause (1) or clause (2) of subparagraph (b) are

                               Page 58 of 87 Pages
          convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (1) of subparagraph (b), or the rate at which any Convertible Securities referred to in clause (1) or clause (2) of subparagraph (b) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

     f. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Series III Preferred Stock shall thereafter

                               Page 59 of 87 Pages
          have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of Series III Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series III Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series III Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series III Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series III Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series III Preferred Stock, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

     g.   In case at any time:

          (1) the Corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

          (2) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

          (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (4) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the

                               Page 60 of 87 Pages

               Corporation with, or sale of all or substantially all of its assets to, another corporation; or

          (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

          then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series III Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

     h. If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this paragraph
          (2) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series III Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

     i. As used in this paragraph (2) the term "Common Stock" shall mean and include the Corporation's presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares receivable pursuant to conversion of shares of Series III Preferred Stock shall include shares designated as Common Stock of the Corporation as of the date of issuance of such shares of Series III Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph (f) above.

                               Page 61 of 87 Pages

     j. No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the day of conversion. "Market Price" shall mean if the Common Stock is traded on a securities exchange, The NASDAQ National Market or The NASDAQ SmallCap Market, the closing price of the Common Stock on such exchange, The NASDAQ National Market or The NASDAQ SmallCap Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "Market Price" is being determined. If at any time the Common Stock is not traded on an exchange, The NASDAQ National Market or The NASDAQ SmallCap Market, or otherwise traded in the over-the-counter market, the "Market Price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

     k. The holders of the Series III Preferred Stock shall be entitled to the registration rights provided for in Section 11 of the Stock Purchase Agreement.

     l. Whenever the Conversion Price is adjusted, as provided herein, the Corporation shall promptly, but in no event more than 3 days following such adjustment, give each holder of Series III Preferred Stock notice of such adjustment, certified by the chief financial officer of the Corporation, setting forth the new Conversion Price, the computation by which such adjustment was made and a brief statement of the facts requiring such adjustment.

     m. In the event that (i) (A) the Corporation shall fail for any reason to deliver shares of Common Stock to a holder upon conversion of the Series III Preferred Stock within the time period specified in paragraph 2(a), or (B) the Corporation shall fail to remove any restrictive legend on any certificates evidencing such shares of Common Stock as and when required under Section 4.3 of the Stock Purchase Agreement, and (ii) thereafter, such holder shall purchase (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of (A) all or part of the shares of Common Stock which such holder anticipated receiving upon such conversion, or (B) all or a portion of such unlegended shares of Common

                               Page 62 of 87 Pages

          Stock, as the case may be (in each case, the "Sold Shares"), then the Corporation shall pay to such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased shall exceed (y) the net proceeds received by such holder from the sale of the Sold Shares. The Corporation shall make any payments required pursuant to this paragraph (m) within five (5) days after the receipt of written notice from a holder setting forth the calculation of the amount due hereunder.

     c. MANDATORY CONVERSION. The Series III Preferred Stock shall automatically be converted into shares of Common Stock of the Corporation, without any act by the Corporation or the holders of such Preferred Stock, concurrently with the closing of any public offering by the Corporation of shares of Common Stock of the Corporation registered under the Securities Act of 1933, as amended, in which (1) the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $5,000,000 or such lesser amount as may be approved by the holders of at least 66.67% of the shares of Preferred Stock then outstanding, and (2) the public offering price per share of Common Stock is at least $5.00 (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like), or such lower amount as may be approved by the holders of 66.67% of the shares of Preferred Stock then outstanding.

     d. DEFINITION. All capitalized terms not otherwise defined herein shall have the definition ascribed to them in the Stock Purchase Agreement.

     e. REMEDIES CUMULATIVE. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations under this Certificate of Designation shall cause irreparable harm to the holders of the Series III Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, that each holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     FURTHER RESOLVED, that W. Edward McConaghay, President of the Corporation, be, and hereby is, authorized and directed to make and execute a Certificate of Designation embracing the foregoing resolutions and to cause such Certificate of Designation to be filed with the office of the Secretary of State of the State of Minnesota.

                               Page 63 of 87 Pages

     IN WITNESS WHEREOF, this Certificate of Designation is hereby executed on behalf of the Corporation by W. Edward McConaghay, its President, this 13th day of April, 1998, pursuant to Chapter 302A, Minnesota Statutes.

                              TELIDENT, INC.



                              By /s/ W. Edward McConaghay
                                 -------------------------------------------
                                 W. Edward McConaghay
                                  Its: President and Chief Executive Officer


                               Page 64 of 87 Pages

                                      EXHIBIT 2


                                      WARRANTS
                   TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF
                                   TELIDENT, INC.
                                       DATED
                                   APRIL 9, 1998

          THIS CERTIFIES THAT, for value received, SPECIAL SITUATIONS PRIVATE EQUITY FUND L.P. (the "Holder") or registered permitted assigns is entitled to purchase from TELIDENT, INC., (the "Corporation"), a corporation organized and existing under the laws of the State of Minnesota, at the purchase price per share specified below (subject to adjustment as noted below) at any time or from time to time from and after the date hereof to and including the Termination Date (as hereinafter defined) 200,000 fully paid and nonassessable shares of the Corporation's Common Stock, par value $0.08 per share (the "Warrant Stock") (subject to adjustment as noted below). This Warrant has been issued in connection with the purchase from the Corporation of series III convertible preferred shares of the Corporation (the "Series III Preferred Stock") pursuant to a Stock Purchase Agreement dated April 13, 1998 (the "Purchase Agreement"), by and among the Corporation, certain other equity investors and the Holder. For purposes of this Warrant, "Termination Date" shall mean 5:00 P.M. Minneapolis time on the second anniversary of the Closing Date unless extended as provided herein. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

          The purchase price of the Warrant Stock upon exercise of the Warrant shall be $3.125 per share (the "Purchase Price"). The Purchase Price shall be subject to adjustment as provided below.

          The Holder may sell, transfer, assign or otherwise dispose of any of its rights or obligations hereunder in accordance with applicable securities laws.

          This Warrant is subject to the following provisions, terms and conditions:

          1. This Warrant may be exercised by the Holder hereof, in whole or in part, by written notice of exercise delivered to the Corporation along with the surrender of this Warrant (properly endorsed if required) at the principal office of the Corporation and upon payment to it by wire transfer of the Purchase Price for the number of shares of Warrant Stock which the Holder elects to purchase. The Corporation agrees that the shares so purchased shall be and are deemed to be issued to the Holder hereof as the record owner of

                               Page 65 of 87 Pages
such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the Warrant Stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding two (2) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

          2. Subject to the provisions of this Section 2, the Corporation shall have the right to require the Holder to exercise this Warrant (the "Call"), upon the Corporation's giving written notice to the Holder (the "Call Notice"). The Call may be exercised at the option of the Corporation at any time if the bid price of the Corporation's Common Stock on The NASDAQ SmallCap Market (or such other market or exchange as such Common Stock may be traded) has equaled or exceeded $4.375 per share (equitably adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) for a period of at least ten (10) consecutive trading days immediately prior to the Call Notice. Upon receipt of such Call Notice, the Holder (i) shall surrender this Warrant to the Corporation together with payment of the Purchase Price for the number of shares of Warrant Stock to be purchased on or before the fifteenth day following the Corporation's giving of the Call Notice to the Holder, or (ii) shall decline to exercise the Warrant, in whole or in part, whereupon the Warrant shall immediately terminate with respect to any shares which the Holder does not exercise. If Holder purchases less than all of the Warrant Stock within such fifteen (15) day period, the Warrant shall immediately terminate with respect to all shares of Warrant Stock not so purchased. Notwithstanding anything to the contrary contained herein, the Corporation cannot exercise the Call at any time that the Registration Statement required to be filed under Section 11.1 of the Purchase Agreement is not effective. Additionally, the 15-day period described herein shall be extended by the number of days during a period that such Registration Statement is subject to a stop order or is otherwise not in effect or the holder is advised that the prospectus included therein contains a material misstatement or omission.

          3. The Corporation covenants and agrees that, the Warrant Stock will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will, at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Warrant Stock to provide for the exercise of the rights represented by this Warrant.

          4.   The above provisions are, however, subject to the following:

                               Page 66 of 87 Pages

          (a) The Purchase Price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

          (b) Except for (i) options to purchase shares of Common Stock pursuant to the Corporation's 1988 Stock Option Plan adopted by the Corporation which are outstanding as of the date hereof and except for shares of Common Stock issued upon the exercise of such options granted pursuant to such plan and (ii) shares of Common Stock issued upon conversion of the Series III Preferred Stock or exercise of this Warrant or other warrants or rights to purchase the securities of the Corporation outstanding as of the date hereof, if and whenever the Corporation shall issue or sell any additional shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to such lesser price as is determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined in accordance with this paragraph 4) for the issuance or sale of such additional shares would purchase at the Purchase Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares.

          (c)  For the purposes of paragraph (b), the following provisions
(i) to (iii), inclusive, shall also be applicable:

          (i) In case at any time the Corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (aa) Common Stock or (bb) any obligations or any shares of stock of the Corporation which are convertible into or exchangeable for Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (cc) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to

                               Page 67 of 87 Pages

     Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
     (dd) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such rights or options on the date of such grant, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) In case the Corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing
     (aa) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
     (bb) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to other provisions of this paragraph
     (c), no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

          (iii) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid

                               Page 68 of 87 Pages
      or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Purchase Price, the determination of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, conversion or sale, for purposes of paragraph (g) below, shall be made after giving effect to such adjustment of the Purchase Price.

          (d) In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in paragraph (e) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the Holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Warrant Stock to which Holder shall be entitled upon such exercise, and, in addition and without further payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which Holder would have received by way of dividends or distributions if continuously since the issuance of this Warrant, Holder (i) had been the record Holder of the number of shares of Warrant Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase

                               Page 69 of 87 Pages
any Common Stock or Convertible Securities) payable in respect of such Warrant Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Warrant Stock.
 For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

          (e) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          (f) If (i) the purchase price provided for in any right or option referred to in clause (i) of paragraph (c), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause (ii) of paragraph (c), or
(iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of paragraph (c) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Purchase Price then in effect shall forthwith be increased or decreased to such Purchase Price which would have been obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (i) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (ii) the issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to such Purchase Price which would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option referred to in clause
(i) of paragraph (c) or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of paragraph (c) are convertible into or exchangeable for Common Stock shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible

                               Page 70 of 87 Pages

Security, the Purchase Price then in effect hereunder shall forthwith be decreased to such Purchase Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

          (g) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Warrant Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Purchase Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered Holder hereof at the last address of Holder appearing on the books of the Corporation, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

          (h)  In case any time:

               (1) the Corporation shall declare any cash dividend on its Common Stock or preferred stock at a rate in excess of the rate of the last cash dividend theretofore paid;

               (2) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock or preferred stock;

                               Page 71 of 87 Pages

               (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock or preferred stock any additional shares of stock of any class or other rights;

               (4) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

               (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of the Holder as shown on the books of the Corporation, of the date on which (aa) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

          (i) If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of this Warrant or of Warrant Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

          (j) No fractional shares of Warrant Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the Holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the date of the notice required by paragraph 1 above. "Market Price" shall mean, if the Common Stock is traded on a securities exchange, the NASDAQ National Market or on The NASDAQ SmallCap Market, the closing price of the Common Stock on

                               Page 72 of 87 Pages
such exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "Market Price" is being determined. If at any time the Common Stock is not traded on an exchange, the NASDAQ National Market or The NASDAQ SmallCap Market, or otherwise traded in the over-the-counter market, the "Market Price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

          (k) Whenever the number of shares purchasable upon the exercise of this Warrant or the Purchase Price is adjusted, as provided herein, the Corporation shall promptly, but in no event more than 3 days following such adjustment, give the Holder notice of such adjustment, certified by the chief financial officer of the Corporation, setting forth the number of shares purchasable upon exercise of the Warrant and the Purchase Price, the computation by which such adjustment was made and a brief statement of the facts requiring such adjustment.

          5. As used herein, the term "Common Stock" shall include the Corporation's presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Corporation on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 4(g) above.

          6. So long as this Warrant remains outstanding, the Corporation will not issue any additional capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par, liquidation or redemption value in respect of participation in dividends and in the distribution of such assets.

          7. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation.

                               Page 73 of 87 Pages

          8. The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Corporation before transferring this Warrant or transferring any unregistered Warrant Stock issuable or issued upon the exercise hereof of Holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or Holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Holder shall also provide the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that the proposed transfer of this Warrant or disposition of unregistered shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion by the Corporation, Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares. The Holder and any assignee of the Holder shall be entitled to the registration rights provided in Section 11 of the Purchase Agreement.

          9. Subject to the provisions of paragraph 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder hereof in person or by duly authorized attorney, upon surrender at the principal office of the Corporation of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until such transfer on such books, the Corporation may treat the registered Holder hereof as the owner for all purposes.

          10. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the principal office of the Corporation, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

          11. The Holder of this Warrant and of the Warrant Stock issuable or issued upon the exercise hereof shall be entitled to the registration rights set forth in Section 11 of the Purchase Agreement.

          12. The obligations contained herein shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                               Page 74 of 87 Pages

          13. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law of the State of Minnesota.

          14. Any notice required to be given to the Corporation under the terms of this Warrant shall be in writing and addressed to the Secretary of the Corporation at One Main Street, S.E., Suite 85, Minneapolis, Minnesota 55414. Any notice required to be given to the Holder shall be in writing and addressed to the Holder at 153 East 53rd Street, 51st Floor, New York, New York 10022, or such other address as it may designate in writing from time to time. All notices shall be deemed to have been given or delivered upon: personal delivery; five (5) days after deposit in the United States Mail, certified or registered (return receipt requested); one (1) business day after deposit with a nationally recognized overnight courier (prepaid) or one
(1) business day after transmission by facsimile and receipt of confirmation of receipt by sender.

          15. In the event that (i) (A) the Corporation shall fail for any reason to deliver shares of Common Stock to a Holder upon any exercise of this Warrant within the time period specified in Section 1 hereof, or (B) the Company shall fail to remove any restrictive legend or any certificates evidencing such shares of Common Stock as and when required under Section 4.3 of the Purchase Agreement and (ii) thereafter, such Holder shall purchase (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such Holder of (A) all or a portion of the shares of Common Stock which such Holder anticipated receiving upon such exercise, or (B) all or a portion of such unlegended shares of Common Stock, as the case may be (in each case, the "Sold Shares"), then the Corporation shall pay to such Holder (in addition to any other remedies available to the Holder) the amount by which (x) such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased shall exceed (y) the net proceeds received by such Holder from the sale of the Sold Shares. The Corporation shall make any payments required pursuant to this paragraph 15 within five (5) business days after receipt of written notice from the Holder setting forth the calculation of the amount due hereunder.

          16. The Termination Date of this Warrant shall be extended by the number of days that any of the following events has occurred and is continuing: (i) commencing ninety-one (91) days after the date hereof, the Registration Statement required to be filed under Section 11.1 of the Purchase Agreement is not effective, or (ii) such Registration Statement is subject to a stop order or is otherwise not in effect or the Holder is advised that the prospectus included therein contains a material misstatement or omission.

                               Page 75 of 87 Pages

          IN WITNESS WHEREOF, the Corporation and the Holder have caused this Warrant to be signed by their duly authorized officers as of April 13, 1998.

                              TELIDENT, INC.


                              /s/ W. Edward McConaghay
                              ----------------------------------------------
                              By: W. Edward McConaghay
                                  Its: President and Chief Executive Officer


                              SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                              By: MG Advisers LLC
                                  Its: General Partner

                              /s/ Austin Marxe
                              ----------------------------------------------
                              By: Austin Marxe
                                  Its: Member


                               Page 76 of 87 Pages

                             RESTRICTION ON TRANSFER


          The securities evidenced hereby may not be transferred without (i) an opinion of counsel reasonably satisfactory to the Corporation that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration.

                               Page 77 of 87 Pages

                                 FORM OF ASSIGNMENT
                        (TO BE SIGNED ONLY UPON ASSIGNMENT)



          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto this Warrant, and appoints

to transfer this Warrant on the books of the Corporation with the full power of substitution in the premises.

Dated:

In the presence of:



                         -----------------------------------------------------
                         (Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever)

                               Page 78 of 87 Pages

                                 SUBSCRIPTION FORM

To Be Executed by the Holder of This Warrant if Holder
Desires to Exercise This Warrant in Whole or in Part:

To:  Telident, Inc. (the "Corporation")

The undersigned
                ----------------------------------

Please insert Social Security or other
identifying number of Subscriber:

---------------------------

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, _____ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Corporation in the amount of $______, such payment being made as provided on the face of this Warrant.

          The undersigned requests that certificates for such shares of Common Stock be issued as follows:

     Name:
                 --------------------------------------------------------------
     Address:
                 --------------------------------------------------------------
     Deliver to:
                 --------------------------------------------------------------
     Address:
                 --------------------------------------------------------------

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:
       ----------------

                          Signature
                                    -------------------------------------------
                                   Note:  The signature on this Subscription
                                   Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

                               Page 79 of 87 Pages

                                      EXHIBIT 3

                                   ESCROW AGREEMENT
     This Agreement is entered into this 13th day of April, 1998, by and among Telident, Inc. (the "Company"), FAMCO III LIMITED LIABILITY COMPANY (the "Purchaser"), and Manchester Companies, Inc. (the "Escrow Agent").

     WHEREAS, the Company has undertaken to offer and sell to the Purchaser in a private placement transaction shares of its series III convertible preferred stock and warrants to purchase shares of its common stock (together the "Securities"), pursuant to the terms of a Stock Purchase Agreement, dated April 13, 1998 by and among the Company, the Purchaser and a certain other investor (the "Purchase Agreement"); and

     WHEREAS, as a condition of entering into the Purchase Agreement, the Purchaser requires and the Company agrees to place in escrow with the Escrow Agent the purchase price of the Securities (the "Purchase Price"), the stock certificate representing the shares of Series III Preferred Stock (the "Stock Certificate") and the warrant (the "Warrant") to be purchased by the Purchaser; and

     WHEREAS, the Company, the Purchaser and the Escrow Agent desire to enter into an agreement with respect to the escrow of the Purchase Price, the Stock Certificate and the Warrant.

     NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

Q. ITEMS TO BE PLACED IN ESCROW. The Purchase Price, the Stock Certificate and the Warrant shall be delivered to the Escrow Agent within one (1) business day following the execution of the Purchase Agreement, and shall be retained in escrow by the Escrow Agent in an account which allows the Escrow Agent to individually account for funds received and any interest earned on such funds (the "Escrow Account").

R. INVESTMENT OF FUNDS. All funds held by the Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held. The Escrow Agent shall invest all funds received from the Company in an interest bearing account.

S. DISBURSEMENT OF FUNDS. Upon the Closing of the transaction set forth in the Purchase Agreement resulting from the satisfaction of the conditions of Closing in Section 7 thereof, the Purchaser shall cause the Escrow Agent promptly to release (a) the Purchase Price to the Company and (b) the Stock Certificate and the Warrant to the Purchaser. If the Closing does not occur on or before May 8, 1998 (or such other later Closing Date as shall have been mutually agreed upon pursuant to Section 3 of the Purchase Agreement) or if the Purchaser

                               Page 80 of 87 Pages
receives notice on or before May 8, 1998, that the Company's Common Stock will no longer continue to be listed on the NASDAQ SmallCap Market, then the Purchaser shall cause the Escrow Agent promptly to release (y) the Purchase Price, and any interest thereon, to the Purchaser, and (z) the Stock Certificate and the Warrant to the Company, whereupon the Company will cancel such Securities.

     NAME OF PURCHASER                       PURCHASE PRICE
     -----------------         ----------------------------
     FAMCO III Limited Liability Company          $500,000

T. TERM OF ESCROW. The term of this escrow agreement (the "Term of Escrow") shall commence as of the date of this Agreement and terminate at 5:00 p.m. New York time on May 8, 1998 (or such other later Closing Date as shall have been mutually agreed upon pursuant to Section 3 of the Purchase Agreement). Upon termination hereof, whether after extension or otherwise, the Escrow Agent shall, without receipt of written notice from the Company, disburse the funds in the Escrow Account to the Purchaser and the Stock Certificate and the Warrant in the Escrow Account to the Company in the manner and upon the terms directed in Section 3 hereof.

U. DUTY AND LIABILITY OF THE ESCROW AGENT; INDEMNIFICATION. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Purchase Price and the Stock Certificate and the Warrant and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of this Agreement. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the Company. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Company and the Purchaser, jointly and severally, hereby indemnify and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys' fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct of the Escrow Agent. The Escrow Agent may consult counsel in respect of any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

                               Page 81 of 87 Pages

V. BINDING AGREEMENT AND SUBSTITUTION OF ESCROW AGENT. The terms and conditions of this Agreement shall be binding on the assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Escrow Agent named herein should be unable or unwilling to continue as such Escrow Agent, then the Company may substitute another escrow agent.

W. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

     If to the Company:

          Telident, Inc.
          Attention: W. Edward McConaghay
          One Main Street, Suite 85
          Minneapolis, MN 55414
          Facsimile:     (612) 623-0944
          Telephone:     (612) 623-0911

     If to Purchaser:

          FAMCO III LIMITED LIABILITY COMPANY
          600 South Highway 169
          Suite 850
          St. Louis Park, Minnesota  55426-1204
          Facsimile:     (612) 540-0444
          Telephone:     (612) 540-0111

     If to the Escrow Agent:

          Manchester Companies, Inc.
          3650 IDS Center
          80 South Eighth Street
          Minneapolis, Minnesota  55402
          Facsimile:     (612) 338-4723
          Telephone:     (612) 338-4722

                               Page 82 of 87 Pages

          Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

X. AMENDMENTS; WAIVERS. This Agreement may only be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may only be waived, by a written instrument executed by the parties hereto, or in the case of a waiver, executed by the party waiving compliance.
 Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

Y. DEFINED TERMS. Any terms not defined herein shall have the meaning set forth in the Purchase Agreement.

                               Page 83 of 87 Pages

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

TELIDENT, INC.

 /s/ W. Edward McConaghay
----------------------------------------------
By: W. Edward McConaghay
Its: President and Chief Executive Officer


FAMCO III LIMITED LIABILITY COMPANY

----------------------------------------------
By:  Family Financial Strategies, Inc.
Its: Manager

 /s/ John Wunsch
----------------------------------------------
By: John Wunsch
Its: President


MANCHESTER COMPANIES, INC.


 /s/ Mark W. Sheffert
----------------------------------------------
By: Mark W. Sheffert
Its: President

                              Page 84 of 87 Pages

                                      EXHIBIT 5

                      REPRESENTATIONS AND WARRANTIES OF COMPANY


     a. REPRESENTATION 5.6(a). The Company has a line of credit facility with Norwest Bank Minnesota, N.A. This line of credit is secured by the Company's inventory and accounts receivable.

     b. REPRESENTATION 5.8. There is a pending NASDAQ inquiry into the continued listing of the Company's Common Stock on the NASDAQ SmallCap Market.

     c. REPRESENTATION 5.14. The following documents contain registration rights provisions:

          (1) 10% Series B Convertible Debenture issued by the Company in connection with its May 1993 offering;

          (2) Exercise, Conversion, Subscription and Purchase Agreement, dated October 12, 1995, by and between the Company and Okabena Partnership K ("Okabena");

          (3) Warrant issued by the Company in connection with its April 1996 bridge financing;

          (4) Warrant issued by the Company to R.J. Steichen & Co. in connection with its August 1996 public offering; and

          (5) Stock Purchase Agreement, dated July 23, 1997, by and between the Company and FAMCO III Limited Liability Company.

     d. REPRESENTATION 5.16. The Company has received a letter from Nasdaq, dated February 26, 1998, which provides that the Company's common stock will be delisted on March 16, 1998. The Company has appealed this decision.

     e. REPRESENTATION 5.20. The following securities contain anti-dilution provisions, and the holders of those securities have not waived the rights they have pursuant to such provisions.

          (1) Series C Warrant to purchase 37,500 shares of Common Stock, exercisable at $16.00 per share of such stock, issued by the Company to Okabena in October 1995. Okabena will not waive the anti-dilution provisions contained in this warrant. The anti-dilution provisions only adjust the price at which the Warrant can be exercised and not the number of shares for which it can be exercised.

          (2) 10% Series B Convertible Debenture issued by the Company in connection with its May 1993 offering. Such anti-dilution provisions will not be waived by holders thereof. Such debentures will be paid in July 1998.

                              Page 85 of 87 Pages

     f. REPRESENTATION 5.20. The 10% Series B Convertible Debentures issued by the Company in connection with its May 1993 offering contain preemptive rights provisions. Such debentures will be paid in July 1998.


                              Page 86 of 87 Pages